Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)
1999 Avenue of the Stars - Floor 26 Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

INTERSTATE POWER AND LIGHT COMPANY
 (Exact name of obligor as specified in its charter)

IOWA	42-0331370
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)
Alliant Energy Tower 200 First Street SE Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Collateral Trust Bonds
(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 29th day of March, 2004.

J. P. Morgan Trust Company, National Association
By:	/s/ Janice Ott Rotunno
Janice Ott Rotunno Authorized Officer

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Exhibit 7.	Report of Condition of the Trustee.

Consolidated Report of Condition of	J.P. Morgan Trust Company, National Association (Legal Title)

as of close of business on	December 31, 2003 (Legal Title)

J. P. Morgan Trust Company, National Association
Statement of Condition

December 31, 2003

($000)
Assets
Cash and Due From Banks	$22,115
Securities	141,598
Loans and Leases	106,261
Premises and Fixed Assets	13,111
Intangible Assets	403,878
Goodwill	250,539
Other Assets	50,801

Total Assets	$988,303

Liabilities
Deposits	$119,625
Other Liabilities	112,490

Total Liabilities	232,115
Equity Capital
Common Stock
600
Surplus	701,587
Retained Earnings	54,001

Total Equity Capital	756,188

Total Liabilities and Equity Capital	$988,303

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